Janis Smith
202-752-6673

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October 19, 2004

Fannie Mae Announces Quarterly Common and Preferred Stock Dividends

WASHINGTON, DC – The Board of Directors of Fannie Mae (FNM/NYSE), the nation’s largest source of financing for home mortgages, today voted to approve the following dividends on the company’s common and preferred stock:

•	a dividend on its outstanding common stock of $.52 per share;

•	a dividend on its outstanding preferred stock, Series D, of $.65625 per share; —

•	a dividend on its outstanding preferred stock, Series E, of $.63750 per share; —

•	a dividend on its outstanding preferred stock, Series F, of $.1713 per share; —

•	a dividend on its outstanding preferred stock, Series G, of $.2938 per share; —

•	a dividend on its outstanding preferred stock, Series H, of $.7263 per share; —

•	a dividend on its outstanding preferred stock, Series I, of $.6719 per share; —

•	a dividend on its outstanding preferred stock, Series K, of $.3750 per share; —

•	a dividend on its outstanding preferred stock, Series L, of $.6406 per share; —

•	a dividend on its outstanding preferred stock, Series M, of $.5938 per share; and, —

•	a dividend on its outstanding preferred stock, Series N, of $.6875 per share. —

The quarterly dividend on Fannie Mae’s common stock is unchanged from the third quarter dividend announced in July 2004. The fourth quarter dividend payment will be made to registered holders of common stock as shown on the books of the corporation at the close of business on October 31, 2004, to be payable on November 25, 2004. The preferred stock dividends were declared in accordance with their respective Certificate of Designation of Terms, which are available in the preferred stock offering circulars on the company’s Web site, www.fanniemae.com.

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Fannie Mae Announces Common and Preferred Stock Dividends
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A dividend of $.65625 per share will be paid to the registered holders of preferred stock, Series D, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

A dividend of $.63750 per share will be paid to the registered holders of preferred stock, Series E, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

A dividend of $.1713 per share will be paid to the registered holders of preferred stock, Series F, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

A dividend of $.2938 per share will be paid to the registered holders of preferred stock, Series G, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

A dividend of $.7263 per share will be paid to the registered holders of preferred stock, Series H, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

A dividend of $.6719 per share will be paid to the registered holders of preferred stock, Series I, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

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Fannie Mae Announces Common and Preferred Stock Dividends
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In accordance with the terms of our preferred stock, Series J, on November 26, 2004, the dividend rate for Series J preferred stock will be replaced by the applicable swap rate plus 1.38 percent. The dividend for the period from and including September 30, 2004, to but excluding December 31, 2004, is therefore subject to the approval of our board of directors after the new rate is determined but before the payment date on December 31, 2004.

A dividend of $.3750 per share will be paid to the registered holders of preferred stock, Series K, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

A dividend of $.6406 per share will be paid to the registered holders of preferred stock, Series L, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

A dividend of $.5938 per share will be paid to the registered holders of preferred stock, Series M, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

A dividend of $.6875 per share will be paid to the registered holders of preferred stock, Series N, as shown on the books of the corporation at the close of business on December 15, 2004, that is outstanding at the close of business on December 15, 2004, for the period from and including September 30, 2004, to but excluding December 31, 2004, to be payable on December 31, 2004.

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Fannie Mae is a New York Stock Exchange company and the largest non-bank financial services company in the world. It operates pursuant to a federal charter and is the nation’s largest source of financing for home mortgages. Fannie Mae has pledged through its “American Dream Commitment” to expand access to homeownership for millions of first-time home buyers; help raise the minority homeownership rate to at least 55 percent; make homeownership and rental housing a success for millions of families at risk of losing their homes; and expand the supply of affordable housing where it is needed most. Since 1968, Fannie Mae has provided $6 trillion of mortgage financing for more than 60 million families. More information about Fannie Mae can be found on the Internet at http://www.fanniemae.com.

Style Usage: Fannie Mae’s Board of Directors has authorized the company to operate as “Fannie Mae,” and the company’s stock is now listed on the NYSE as “FNM.” In order to facilitate clarity and avoid confusion, news organizations are asked to refer to the company exclusively as “Fannie Mae.”